Exhibit 11.1
                              TEJAS GAS CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)


                                                    Three Months Ended March 31,
                                                              1996         1995
                                                             -------     -------
                                         IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Weighted average number of common shares
     outstanding .......................................      17,405      17,339
Incremental common shares resulting from
     assumed exercise of stock options based
     on the stock's daily average market price .........        --          --
                                                             -------     -------
Weighted average number of common shares
     outstanding and common equivalent shares
     for primary calculation ...........................      17,405      17,339
Incremental common shares resulting from
     assumed exercise of stock options based
     on the more dilutive of the stock's daily
     average market price or ending price ..............        --          --
                                                             -------     -------
Weighted average number of common shares
     outstanding and common equivalent shares
     assuming full dilution ............................      17,405      17,339
                                                             =======     =======
NET EARNINGS APPLICABLE TO COMMON STOCK ................     $ 8,840     $ 6,081
                                                             =======     =======
EARNINGS PER COMMON AND COMMON EQUIVALENT
     SHARE:
Primary ................................................     $  0.51     $  0.35
                                                             =======     =======
FULLY-DILUTED ..........................................     $  0.51     $  0.35
                                                             =======     =======


NOTE: Weighted average number of Common Shares outstanding and primary and fully-diluted earnings per common share have been restated to reflect the following: (i) a three-for-two split of the Common Stock, effected in the form of a stock dividend payable to stockholders of record as of April 26, 1996 and
(ii) a dividend of one-tenth of one share of Common Stock payable to stockholders of record as of July 27, 1995.